Exhibit 99.1

Press Contact:
Will Thoretz
+1 203 517 3119
will.thoretz@isg-one.com

Investor Contact:

David Berger

+1 203 517 3104

david.berger@isg-one.com

Information Services Group Announces

First-Quarter 2021 Results

•	Reports first-quarter GAAP revenues of $67 million, exceeding guidance; fee revenues, excluding impact of reimbursable T&E, up 7% to new record

•	Reports record first-quarter net income of $3 million, record GAAP EPS of $0.07 and adjusted EPS of $0.10

•	Reports record first-quarter adjusted EBITDA of $9 million, up 2.4x versus prior year, exceeding guidance

•	Delivers record first-quarter cash flow from operating activities of $12 million

•	Achieves quarter-end cash balance of $49 million, up 2.8x from prior year; reduces debt balance 11 percent from prior year, to $78 million

•	Signs largest-ever ISG Automation engagement for more than $10 million

•	Sets second-quarter 2021 guidance: revenues and EBITDA expected to grow double-digits over prior year with revenues between $65 million and $67 million and adjusted EBITDA of between $8 million and $9 million

STAMFORD, Conn., May 10, 2021 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today reported record fee revenues, profitability and cash flow for the first quarter ended March 31, 2021.

“ISG is off to its best start ever,” said Michael P. Connors, chairman and CEO. “With rising demand for all things digital and reaping the benefits of our new operating model and disciplined operating approach, we delivered record first-quarter fee revenues and profitability, with new first-quarter highs for adjusted EBITDA, net income and GAAP earnings per share. Momentum is on our side.”

Commenting on current market conditions, Connors said ISG clients are embracing “a new wave of digital transformation” coming out of the pandemic. “COVID-19 showed every company the power of digital to connect people, attract new customers, and enable a new era of business efficiency and growth. We see enterprises in many industries beginning to increase their digital investments, gradually moving beyond initial COVID cautiousness as the crisis begins to lift in many parts of the world.”

ISG is well positioned to capitalize on this demand with its growing array of digital offerings, in-depth market research and analysis, and SaaS-based platforms, including its market-leading ISG GovernX® vendor compliance and risk management platform, Connors said.

One area of high demand is automation technologies, Connors said, pointing to a recent automation contract ISG signed with a major entertainment company. The deal, valued at more than $10 million, is the largest ever signed by ISG Automation, the firm’s pure-play intelligent automation business.

Overall, ISG is realizing new client growth opportunities, higher consultant utilization and improved margins through its solution-centric ISG NEXT operating model, including the ISG iFlex™ global delivery network, Connors noted.

First-Quarter 2021 Results

Reported revenues for the first quarter were $66.6 million, up 4 percent versus last year (up 1 percent in constant currency). Currency translation positively impacted reported revenues by $2.4 million versus the prior year. Reported revenues include reimbursable client travel and entertainment expense (“T&E”), which was down $1.5 million, or 240 basis points, versus the prior year, due to pandemic-related travel restrictions. Excluding the impact of reimbursable T&E, fee revenues were up 7 percent, to a new record.

First-quarter revenues also were negatively impacted by $2 million versus last year due to the absence of ISG-produced in-person industry events, and also impacted by continuing lockdowns across Europe.

Reported revenues were $38.1 million in the Americas, up 7 percent versus the prior year, excluding the impact of T&E (up 3 percent reported); $22.7 million in Europe, up 4 percent versus the prior year, excluding the impact of T&E (up 3 percent on a reported basis and down 5 percent in constant currency), and $5.7 million in Asia Pacific, up 24 percent versus the prior year, excluding the impact of T&E (up 22 percent on a reported basis and up 6 percent in constant currency).

ISG reported record first-quarter operating income of $5.0 million, compared with an operating loss of $0.7 million in the first quarter of 2020. The firm also reported record first-quarter net income and fully diluted income per share of $3.4 million and $0.07, respectively, compared with a net loss of $1.4 million and a fully diluted loss per share of $0.03 in the prior year’s first quarter.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the first quarter was $5.5 million, or $0.10 per share on a fully diluted basis, compared with adjusted net income of $1.1 million, or $0.02 per share on a fully diluted basis, in the prior year’s first quarter.

First-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was a record $8.6 million, up 2.4 times from the first quarter of last year. Adjusted EBITDA margin was 13 percent, compared with 6 percent in the prior year, and consulting utilization rose 700 basis points, to 75 percent, reflecting the positive impact of the new ISG NEXT operating model.

Other Financial and Operating Highlights

ISG generated a record $12.1 million of first-quarter cash from operations, compared with $4.6 million in the prior year. The firm’s cash balance totaled $48.6 million at March 31, 2021, up 2.8 times from $17.4 million last year. ISG paid down $1.1 million of debt during the quarter and repurchased $3.0 million of shares. As of March 31, 2021, ISG had $77.7 million in debt outstanding, a decrease of 11 percent from $86.9 million at the end of the first quarter last year.

2021 Second-Quarter Revenue and Adjusted EBITDA Guidance

“For the second quarter of 2021, ISG is targeting to be in the double-digit growth range versus the prior year in both revenues and adjusted EBITDA, with revenues between $65 million and $67 million and adjusted EBITDA between $8 million and $9 million,” said Connors. “We will continue to monitor the macro-economic environment, including the impact of the coronavirus, and adjust our business plans as markets dictate.”

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Tuesday, May 11, 2021, to discuss the company’s first-quarter results. The call can be accessed by dialing 1-800-367-2403; or, for international callers, by dialing 001-334-777-6978. The access code is 8193481. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months ended March 31, 2021 and March 31, 2020. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance, integration and other expense and financing-related costs), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance, integration and other expense, financing-related costs, and write-off of deferred financing costs, on a tax-adjusted basis), adjusted net income per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Condensed Consolidated Statement of Income and Comprehensive Income

(unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues	$66,571	$63,710
Operating expenses
Direct costs and expenses for advisors	41,156	41,017
Selling, general and administrative	19,040	21,881
Depreciation and amortization	1,360	1,532
Operating income (loss)	5,015	(720)
Interest income	71	73
Interest expense	(643)	(1,384)
Foreign currency transaction (loss) gain	(11)	162

Income (loss) before taxes	4,432	(1,869)
Income tax provision (benefit)	1,008	(509)
Net income (loss)	$3,424	$(1,360)

Weighted average shares outstanding:
Basic	48,504	47,315
Diluted	52,313	47,315

Earnings (loss) per share:
Basic	$0.07	$(0.03)
Diluted	$0.07	$(0.03)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Net income (loss)	$3,424	$(1,360)
Plus:
Interest expense (net of interest income)	572	1,311
Income taxes	1,008	(509)
Depreciation and amortization	1,360	1,532
Change in contingent consideration	32	-
Acquisition-related costs	(45)	49
Severance, integration and other expense	135	171
Financing-related costs	-	92
Foreign currency transaction loss (gain)	11	(162)
Non-cash stock compensation	2,148	2,419
Adjusted EBITDA	$8,645	$3,543

Net income (loss)	$3,424	$(1,360)
Plus:
Non-cash stock compensation	2,148	2,419
Intangible amortization	714	845
Change in contingent consideration	32	-
Acquisition-related costs	(45)	49
Severance, integration and other expense	135	171
Financing-related costs	-	92
Write-off of deferred financing costs	-	167
Foreign currency transaction loss (gain)	11	(162)
Tax effect (1)	(958)	(1,146)
Adjusted net income	$5,461	$1,075

Weighted average shares outstanding:
Basic	48,504	47,315
Diluted	52,313	47,315

Adjusted earnings per share:
Basic	$0.11	$0.02
Diluted	$0.10	$0.02

(1) Marginal tax rate of 32.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months			Three Months
	Three Months	Constant	Ended	Three Months	Constant	Ended
	Ended	currency	March 31, 2021	Ended	currency	March 31, 2020
	March 31, 2021	impact	Adjusted	March 31, 2020	impact	Adjusted
Revenue	$66,571	$(1,397)	$65,174	$63,710	$1,051	$64,761
Operating income (loss)	$5,015	$(230)	$4,785	$(720)	$488	$(232)
Adjusted EBITDA	$8,645	$(245)	$8,400	$3,543	$496	$4,039